Exhibit 99.1

NEWS RELEASE

Williams Industrial Services Group Inc. | 200 Ashford Center North, Suite 425 ♦ Atlanta, GA 30338

FOR IMMEDIATE RELEASE

Williams Industrial Services Group Announces Preliminary Full Year Results

Company Engages Greenhill to Explore Strategic Alternatives

ATLANTA, GA, January 11, 2023 – Williams Industrial Services Group Inc. (NYSE American: WLMS) (“Williams” or the “Company”), an infrastructure and maintenance services company, today released certain preliminary financial results for its full year ended December 31, 2022. The following performance metrics have not yet been audited:

•	Revenue of between $235 and $240 million

•	Gross margin of approximately 2.75 to 3.00 percent, including approximately $11.6 million of losses relating to the Company’s Florida water business and $5.7 million of net start-up expenses associated with the Company’s entry into the transmission and distribution (“T&D”) market

•	Negative adjusted EBITDA* of between $4.5 and $3.8 million, including two legal settlements that in aggregate comprise $10.8 million of “other income” in the Company’s statement of operations

•	Year-end backlog of approximately $330 million, including a recent contract win with a nuclear utility customer, primarily for maintenance services during an upcoming outage period of approximately 60 days, valued at approximately $35 million

“Based on our preliminary results, Williams ended the year underperforming our most recent guidance parameters,” said Tracy Pagliara, President and CEO of Williams. “This was largely because an additional $6 million write-down in the fourth quarter was deemed necessary for our two largest remaining Florida water contracts, which we have discussed in the past. These two projects are scheduled to be completed in the second and third quarter of 2023, respectively. The Company is no longer pursuing large fixed price water projects.

“Notwithstanding these discrete and temporary execution issues, there continues to be substantial funding strength and sizable budgets across our end markets. Nuclear power is at an inflection point, bolstered by the global push for decarbonization and governments’ focus on energy security and independence. This is exemplified in the US through the Infrastructure Act’s $6 billion of expenditures for extending the lives of nuclear plants and the Inflation Reduction Act’s estimated potential $30 billion of production tax credits for existing nuclear facilities – making this energy source cost competitive relative to renewables. The Company’s other major end markets, including power and T&D, are also well funded under the Infrastructure Act, with approximately $30 billion allocated to strengthening the electrical grid.

“Even as our backlog was largely stable during the quarter – boosted by a recent nuclear maintenance contract award – we have engaged Greenhill & Co., LLC, an investment banking firm, to explore a range of strategic alternatives for the Company to maximize shareholder value, which could include a potential sale. After facing numerous headwinds last year, we remain dedicated to pursuing the course of action which results in the highest returns going forward.”

The Company has not set a timetable for the conclusion of this review, nor has it made any decisions related to any further actions or possible strategic alternatives at this time. There can be no assurance that the exploration of strategic alternatives will result in the identification or consummation of any transaction, or that any strategic alternative identified, evaluated and consummated will provide the anticipated benefits or otherwise preserve or enhance stockholder value. The Company does not intend to comment further on its review of strategic alternatives until it determines that further disclosure is appropriate or necessary.

Final audited results are expected to be released on or about March 31, 2023. Separately, Williams disclosed that it has amended its existing senior secured credit facilities to provide covenant and liquidity relief and has secured additional subordinated debt funding which, together with the relief obtained under its senior secured credit facilities, is intended to permit the Company to operate while it engages in its process to explore strategic alternatives. Additional information can be found in the Company’s filings with the SEC.

*See the Company’s prior filings for important disclosures regarding Williams’ use of Adjusted EBITDA, as well as a reconciliation of income (loss) from continuing operations to Adjusted EBITDA.

About Williams Industrial Services Group
Williams Industrial Services Group Inc. has been safely helping plant owners and operators enhance asset value for more than 50 years. The Company provides a broad range of building, maintenance and support services to infrastructure customers in the energy, power and industrial end markets. Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers. Additional information can be found at www.wisgrp.com.

Forward-looking Statement Disclaimer

This press release contains "forward-looking statements" within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s preliminary full-year results, the outcome of the Company’s review of strategic alternatives, including a potential sale, ability to generate positive returns, to contain margin reductions within the Florida business, build and diversify its backlog and convert backlog to revenue, and realize opportunities, future demand for the Company’s services, including the potential impact of energy security and independence initiatives, the Infrastructure Act and the Inflation Reduction Act on the Company’s end-markets, the Company’s funding levels and ability to continue operations, and expectations regarding future revenues, cash flow, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including implementation of the Company’s liquidity plan and its ability to continue as a going concern, the Company’s level of indebtedness and ability to make payments on, and satisfy the financial and other covenants contained in, its amended debt facilities, as well as its ability to engage in certain transactions and activities due to limitations and covenants contained in such facilities; its ability to generate sufficient cash resources to continue funding operations, including investments in working capital required to support growth-related commitments that it makes to customers, and the possibility that it may be unable to obtain any additional funding as needed or incur losses from operations in the future; exposure to market risks from changes in interest rates; the Company’s ability to obtain adequate surety bonding and letters of credit; the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s ability to attract and retain qualified personnel, skilled workers, and key officers; failure to successfully implement or realize its business strategies, plans and objectives of management, and liquidity, operating and growth initiatives and opportunities, including any expansion into new markets and its ability to identify potential candidates for, and consummate, acquisition, disposition, or investment transactions (including any that may result from the Company’s review of strategic alternatives); the loss of one or more of its significant customers; its competitive position; market outlook and trends in the Company’s industry, including the possibility of reduced investment in, or increased regulation of, nuclear power plants, declines in public infrastructure construction, and reductions in government funding; costs exceeding estimates the Company uses to set fixed-price contracts; harm to the Company’s reputation or profitability due to, among other things, internal operational issues, poor subcontractor performance or subcontractor insolvency; potential insolvency or financial distress of third parties, including customers and suppliers; the Company’s contract backlog and related amounts to be recognized as revenue; its ability to maintain its safety record, the risks of potential liability and adequacy of insurance; adverse changes in the Company’s relationships with suppliers, vendors, and subcontractors, including increases in cost, disruption of supply or shortage of labor, freight, equipment or supplies, including as a result of the COVID-19 pandemic; compliance with environmental, health, safety and other related laws and regulations, including those related to climate change; limitations or modifications to indemnification regulations of the U.S.; the Company’s expected financial condition, future cash flows, results of operations and future capital and other expenditures; the impact of unstable market and economic conditions on our business, financial condition and stock price, including inflationary cost pressures, supply chain disruptions and constraints, labor shortages, the effects of the Ukraine-Russia conflict and ongoing impact of COVID-19, and a possible recession; our ability to meet expectations about our business, key metrics and future operating results; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and cash flows, including global supply chain disruptions and the potential for additional COVID-19 cases to occur at the Company’s active or future job sites, which potentially could impact cost and labor availability; information technology vulnerabilities and cyberattacks on the Company’s networks; the Company’s failure to comply with applicable laws and regulations, including, but not limited to, those relating to privacy and anti-bribery; the Company’s ability to successfully implement its new enterprise resource planning (ERP) system; the Company’s participation in multiemployer pension plans; the impact of any disruptions resulting from the expiration of collective bargaining agreements; the impact of natural disasters, which may worsen or increase due to the effects of climate change, and other severe catastrophic events (such as the ongoing COVID-19 pandemic); the impact of corporate citizenship and environmental, social and governance matters; the impact of changes in tax regulations and laws, including future income tax payments and utilization of net operating loss and foreign tax credit carryforwards; volatility of the market price for the Company’s common stock; the Company’s ability to maintain its stock exchange listing; the effects of anti-takeover provisions in the Company’s organizational documents and Delaware law; the impact of future offerings or sales of the Company’s common stock on the market price of such stock; expected outcomes of legal or regulatory proceedings and their anticipated effects on the Company’s results of operations; and any other statements regarding future growth, future cash needs, future operations, business plans and future financial results.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" section of the Annual Report on Form 10-K for its 2021 fiscal year and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

The preliminary selected financial results for the year ended December 31, 2022 in this press release are preliminary, are not a comprehensive statement of financial results for the fiscal year, and are provided prior to completion of all internal and external review and audit procedures and, therefore, are subject to adjustment. Actual results may vary from these estimates, and the variations may be material. Among the factors that could cause or contribute to material differences between the Company’s actual results and expectations indicated by the forward-looking statements are risks and uncertainties that include, but are not limited to, changes to the Company’s financial results for the year ended December 31, 2022 due to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time that the Company’s financial statements for the fiscal year are finalized and publicly released and other risks and uncertainties described above and in the Company’s filings with the U.S. Securities and Exchange Commission.

Investor Contact:
Chris Witty
Darrow Associates

646-345-0998

cwitty@darrowir.com